UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40652	86-3158720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(646) 427-2727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INDP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Indaptus Therapeutics Inc. with the U.S. Securities and Exchange Commission on April 23, 2026 (the “Original Report”). This Amendment is being filed solely to reflect that, subsequent to the filing of the Original Report, the Company was informed by the director identified in the Original Report as Yí Zhang (Johnny) that he had changed his legal name to Johnny Fox Arrowsmith. Dr. Arrowsmith uses “Yi Zhang” as his professional name. The disclosure in the Original Report has been updated accordingly to reflect the director’s current legal name. Except as expressly set forth herein, this Amendment does not modify or update any other disclosures contained in the Original Report, and this Amendment should be read in conjunction with the Original Report. The Original Report otherwise continues to speak as of the date originally filed.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On April 17, 2026, the Board of Directors (the “Board”) of Indaptus Therapeutics, Inc. (the “Company”) appointed Mr. Tim Ruan and Dr. Johnny Fox Arrowsmith as independent directors of the Board, effective April 22, 2026.

Tim Ruan, 40, is a seasoned financial executive with extensive experience in capital markets, investment banking, and the biotechnology sector. He currently serves as the Chief Financial Officer of Ocumension Therapeutics, where he oversees financial management, risk, mergers and acquisitions, and investor relations. His career includes senior leadership roles at premier global financial institutions, including serving as an Executive Director at Goldman Sachs (Asia) LLC and a Vice President at Morgan Stanley Asia Limited. Throughout his career, Mr. Ruan has successfully executed numerous high-profile IPOs and cross-border transactions for leading healthcare and technology companies. He holds a Master of Science in Biotechnology from the Hong Kong University of Science and Technology and a Bachelor of Commerce (Finance) and a Bachelor of Laws from the University of New South Wales.

Johnny Fox Arrowsmith (Yi Zhang), 48, is an expert in intellectual property and life sciences, with a distinguished career spanning both law and scientific research. As a Partner at JunHe, he focuses on U.S.-China cross-border intellectual property matters, patent portfolio management, and freedom-to-operate analyses. Dr. Arrowsmith has extensive experience advising on intellectual property diligence for strategic investments and mergers and acquisitions across the life sciences, chemistry, and robotics industries. Before transitioning to law, he spent over a decade in scientific research, specializing in neuronal stem cell differentiation. He is a registered patent attorney with the U.S. Patent and Trademark Office and is admitted to practice law in California, Illinois, and Texas. Dr. Arrowsmith earned his Ph.D. in Molecular, Cellular, and Developmental Biology from Iowa State University and a Juris Doctor (J.D.) from Georgetown University Law Center.

The Board has determined that Mr. Ruan and Dr. Arrowsmith are each independent directors as defined in the listing standards of The Nasdaq Stock Market LLC. In connection with their appointments, the Company entered into independent director agreements (the “Director Agreements”) and indemnification agreements (the “Indemnification Agreements”) with each of Mr. Ruan and Dr. Arrowsmith, effective April 22, 2026. Pursuant to the Director Agreements, each director will receive an annual cash retainer of $30,000, payable quarterly, and reimbursement for reasonable out-of-pocket expenses incurred in connection with their service as directors.

The Indemnification Agreements provide that the Company will indemnify each director to the fullest extent permitted by Delaware law against certain liabilities that may arise by reason of their service as directors to the Company. The foregoing summaries of the Director Agreements and the Indemnification Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, forms of which were filed as Exhibits 10.1 and 10.2, respectively, to the Original Report and are incorporated herein by reference.

Except as disclosed in this Report, there are no arrangements or understandings between either of Mr. Ruan or Dr. Arrowsmith, on the one hand, and any other person, on the other hand, pursuant to which either was selected as a director. Neither Mr. Ruan nor Dr. Arrowsmith has a family relationship with any of the Company’s directors or executive officers. Furthermore, neither director has any direct or indirect material interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Board is divided into three classes of directors, with each class serving staggered three-year terms. Mr. Ruan and Dr. Arrowsmith have been appointed as Class II directors, with terms expiring at the Company’s 2026 annual meeting of stockholders. Junyi Dai and Qinglai Lu, who were previously appointed to the Board on March 18, 2026 and April 8, 2026, respectively, serve as Class III directors, with terms expiring at the Company’s 2027 annual meeting of the stockholders.

Committee Appointments

Effective as of their respective appointment dates to the Board:

Mr. Ruan was appointed to serve as a member of the Audit Committee of the Board. The Board has determined that Mr. Ruan qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Dr. Arrowsmith was appointed to serve as a member of the Nominating Committee of the Board.

Resignation of Directors and Officers

On April 22, 2026, Matthew McMurdo resigned as a director of the Company. Mr. McMurdo’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Independent Director Agreement*
10.2	Form of Indemnification Agreement*
104	Cover Page Interactive Data File

*	Previously filed with the Original Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2026

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Junyi Dai
Name:	Junyi Dai
Title:	Chief Executive Officer